EXHIBIT 99.1

NEWS RELEASE
For more information, contact:
James K. Ciroli
Chief Financial Officer
(248) 312-2000

Flagstar Reports Third Quarter 2014 Results

Net loss of $27.6 million, or $0.61 per diluted share
Interest Earning Assets grew 5 percent
Net Interest Income increased 3 percent
Modest Core Operating Profit in a Tough Mortgage Market

TROY, Mich. October 21, 2014 - Flagstar Bancorp, Inc. (NYSE:FBC) ("the Company"), the holding company for Flagstar Bank, FSB (the "Bank"), today reported a third quarter 2014 net loss applicable to common stockholders of $27.6 million, or $0.61 per diluted share, as compared to net income applicable to common stockholders of $25.5 million in the second quarter 2014, or $0.33 per diluted share, and net income applicable to common stockholders of $12.8 million in the third quarter 2013, or $0.16 per diluted share.

Alessandro P. DiNello, president and chief executive officer, commented, "We remain intensely focused on improving the operations of the Bank. At the same time, we continue to improve our compliance and risk management, while also prudently managing expenses and continuing to grow in a measured fashion."

Mr. DiNello continued, "We took significant action during the quarter to reduce risk. First, we settled with the Consumer Financial Protection Bureau ("CFPB") for claims arising out of loss mitigation practices and default servicing operations dating back to 2011. We also recognized additional expense related to certain government insured loans. Adjusting for these items, we would have achieved a modest profit in a difficult mortgage market, reflecting our sustained commitment to both growing operations and controlling noninterest expenses."

Both the third and second quarters of 2014 included various significant items which are as follows:

Third Quarter 2014		Increase (decrease) to Pre-tax earnings
	(Dollars in millions)
•	CFPB settlement and CID-related expenses	$(38.6)
•	Government loan indemnification expenses	(10.4)

Second Quarter 2014		Increase (decrease) to Pre-tax earnings
	(Dollars in millions)
•	CFPB CID-related expenses	$(2.9)
•	Contract renegotiation benefit	10.0
•	DOJ fair value adjustment	10.0

Excluding these significant items, core operating net income for the third quarter 2014 was $7.7 million, or $0.01 per diluted share (after a deduction for preferred dividends), as compared to core operating net income for the second quarter 2014 of $14.4 million, or $0.13 per diluted share.

Net Interest Income

Third quarter 2014 net interest income increased to $64.4 million, as compared to $62.4 million for the second quarter 2014. The increase in net interest income was attributable to growth in earning assets of 5% to $8.8 billion from $8.4 billion in the second quarter 2014, partially offset by a 7 basis point contraction of the net interest margin to 2.91% in the current quarter. The higher level of average earning assets in the third quarter 2014 was attributable to balanced growth in both commercial and consumer loans, coupled with growth in investment securities. The growth in consumer loans was primarily attributable to higher levels of warehouse loans. Commercial loan growth of 10%, resulting from our core Michigan franchise, continued to be well-balanced among industries, products, and collateral types. Funding for this growth came from a 6% increase in average interest-bearing deposits, driven by an increase in government and retail savings deposits.

Provision for Loan Losses

Provision for loan losses totaled $8.1 million for the third quarter 2014, as compared to $6.2 million for the second quarter 2014. The $1.9 million increase from the prior quarter was primarily attributable to higher levels of charge-offs in the current quarter as a result of the sales of $48.9 million of performing jumbo residential mortgage loans and $25.2 million of underperforming residential mortgage loans during the third quarter 2014.

Noninterest Income

Third quarter 2014 core operating noninterest income was $95.6 million, as compared to core operating noninterest income of $92.5 million for the second quarter 2014.

Significant Noninterest Income Items
(in thousands)
	Financial Statement Line Item	Third quarter 2014	Second quarter 2014	Change Amount	Change Percent
Reported noninterest income		$85,188	$102,484	$(17,296)	(17)%
Adjustments for significant items:
Government loan indemnification provision	Representation and Warranty	10,375
Contract renegotiation benefit	Loan Fees and Charges		(10,000)

Core operating noninterest income		$95,563	$92,484	$3,079	3%

Core operating loan fees and charges increased to $18.7 million for the third quarter 2014, as compared to $15.3 million reported for the second quarter 2014. The increase of $3.4 million, or 22%, primarily related to an increase in loan originations of 20% for the third quarter 2014, as compared to the second quarter 2014.

Third quarter 2014 net gain on loan sales decreased to $52.2 million, as compared to $54.8 million for the second quarter 2014. The decrease from the prior quarter reflects the impact of a 6% decline in fallout-adjusted mortgage rate lock commitments. Fallout-adjusted locks were $6.3 billion for the third quarter 2014, as compared to $6.7 billion for the second quarter 2014. The net gain on loan sale margin increased to 83 basis points for the third quarter 2014, as compared to 82 basis points for the second quarter 2014.

Net return on the mortgage servicing asset (including off-balance sheet hedges of mortgage servicing rights) decreased to $1.3 million for the third quarter 2014, as compared to $5.0 million for the second quarter 2014. The decrease from the prior quarter resulted from a negative fair value adjustment which was driven by increased prepayments and from reduced hedge performance.

Third quarter 2014 net gain on sales of assets was $4.9 million, as compared to $3.5 million for the second quarter 2014. The increase from the prior quarter resulted from the net gain recorded on the sales of performing jumbo residential mortgage loans and underperforming residential mortgage loans.

Core operating representation and warranty provision, which is a contra noninterest income item, decreased to $2.2 million for the third quarter 2014, as compared to $5.2 million reported for the second quarter 2014. The decline was the result of a lower open pipeline of repurchase demands which declined 43% from the second quarter 2014 to $30.8 million, the lowest level since the first quarter of 2008. This does not include the $10.4 million representation and warranty provision related to indemnifications on government loans.

The third quarter 2014 other noninterest income was $9.5 million, as compared to $7.6 million for the second quarter 2014. The increase from the prior quarter resulted from the gain on sale of securities, in the normal course of business, of $1.9 million.

Noninterest Expense

Core operating noninterest expense was $140.8 million for the third quarter 2014, as compared core operating noninterest expense of $128.5 million for the second quarter 2014.

Significant Noninterest Expense Items
(in thousands)
	Financial Statement Line Item	Third quarter 2014	Second quarter 2014	Change Amount	Change Percent
Reported noninterest expense		$179,389	$121,353	$58,036	48%
Adjustments for significant items:
CFPB settlement	Other noninterest expense	(37,500)
CFPB CID-related costs	Legal and professional expense	(1,116)	(2,879)
DOJ fair value adjustment	Other noninterest expense		10,000

Core operating noninterest expense		$140,773	$128,474	$12,299	10%

Third quarter 2014 asset resolution expense decreased to $13.7 million, as compared to $17.9 million for the second quarter 2014.

Core operating legal and professional expenses were $13.9 million for the third quarter 2014, as compared to $10.6 million reported for the second quarter 2014. The $3.3 million increase was attributable to higher consulting expenses.

Core operating other noninterest expenses for the third quarter 2014 totaled $12.8 million, as compared to $1.8 million reported for the second quarter 2014. The increase of $11.0 million from the prior quarter, represented increases in the fair value of the DOJ liability, litigation reserves and the establishment of a reserve for unfunded loan commitments.

Income Taxes

The third quarter 2014 benefit for income taxes totaled $10.3 million, as compared to a tax provision of $11.9 million in the second quarter 2014. The effective tax rate in the third quarter 2014 was 27.2%, as compared to 31.8% in the second quarter 2014.

Asset Quality

Nonperforming loans decreased by $13.2 million to $106.9 million at September 30, 2014, the lowest level of nonperforming loans since the third quarter of 2006. The decrease was driven by sales of nonperforming loans during the quarter. The ratio of nonperforming loans to loans held for investment decreased to 2.56% at September 30, 2014 from 2.76% at June 30, 2014.

Third quarter 2014 net charge-offs were $13.1 million, representing 1.36% of associated loans, excluding loans carried under a fair value option. This increased $5.9 million from the second quarter 2014 net charge-offs of $7.2 million, or 0.78%, of associated loans. The increase in the current quarter was the result of $6.3 million of charge-offs related to loans sold.

The allowance for loan losses was $301.0 million at September 30, 2014, covering 7.6% of total loans held for investment, excluding loans carried under a fair value option. The allowance for loan losses was $306.0 million at June 30, 2014, covering 7.4% of total loans held for investment. The increase in the coverage ratio during the third quarter 2014 was primarily due to a slight increase in the average loss rate as a result of loan sales during the quarter.

Earnings Conference Call

As previously announced, the Company's quarterly earnings conference call will be held on Wednesday, October 22, 2014 from 11 a.m. until noon (Eastern).

It is preferred that questions are emailed in advance to investors@flagstar.com, or they may be asked during the conference call.

To join the call, please dial (866) 454-4209 toll free or (913) 312-0643, and use passcode: 7089877. Please call at least 10 minutes before the call is scheduled to begin. A replay will be available for five business days by calling (888) 203-1112 toll free or (719) 457-0820, using passcode: 7089877.

The conference call will also be available as a live audio cast on the Investor Relations section of www.flagstar.com. It will be archived on that site and will be available for replay and download. A slide presentation accompanying the conference call will also be posted on the site.

About Flagstar

Flagstar Bancorp, Inc. ("Flagstar") is the holding company for Flagstar Bank, FSB, a full-service financial institution offering a range of products and services to consumers, businesses, and homeowners. With $9.6 billion in total assets and $7.2 billion in total deposits, at September 30, 2014, Flagstar is the largest bank headquartered in Michigan. Flagstar operates 106 banking centers, all of which are located in Michigan and 32 home lending centers in 18 states, which primarily originate one-to-four family residential first mortgage loans. Originating loans nationwide, Flagstar is one of the leading originators of residential first mortgage loans. For more information, please visit www.flagstar.com.

Use of Non-GAAP Financial Measures

The Company prepares its Consolidated Financial Statements using accounting principles generally accepted in the U.S. (“U.S. GAAP”). That presentation, which is referred to as “reported” basis, provides the reader with an understanding of the Company’s results that can be tracked consistently from period-to-period and enables a comparison of the Company’s performance with other companies’ U.S. GAAP financial statements.

This press release contains U.S. GAAP financial measures as well as non-GAAP financial measures where management believes it to be helpful in understanding the Company’s results of operations or financial position.

In addition to analyzing the Company’s results on a reported basis, management reviews the Company’s results and the results of its lines of business on a "core operating” basis. These non-GAAP measures reflect the adjustment of the reported U.S. GAAP results for significant items. The Company believes the use of these non-GAAP financial measures provides additional clarity in assessing the Company's results on a run-rate basis. These and other non-GAAP financial measures used by the Company may not be comparable to similarly named non-GAAP financial measures used by other companies.

Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in this earnings release, conference call slides, or the Form 8-K related to this press release. Additional discussion of the use of non-GAAP measures can also be found in Flagstar Bancorp, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2013, and Quarterly Report on Form 10-Q for the quarters ended March 31, 2014 and June 30, 2014. All of which can be found on the Company’s website at www.flagstar.com.

Forward Looking Statements

This earnings release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current beliefs and expectations of Flagstar Bancorp, Inc.’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. Factors that could cause Flagstar Bancorp, Inc.’s actual results to differ materially from those described in the forward-looking statements can be found in Flagstar Bancorp, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2013, and Quarterly Report on Form 10-Q for the quarters ended March 31, 2014 and June 30, 2014, which have been filed with the Securities and Exchange Commission and are available on Flagstar Bancorp, Inc.’s website (www.flagstar.com) and on the Securities and Exchange Commission's website (www.sec.gov). Flagstar Bancorp, Inc. does not undertake to update the forward-looking statements to reflect the impact of circumstances or events that may arise after the date of the forward-looking statements.

Flagstar Bancorp, Inc.
Consolidated Statements of Financial Condition
(Dollars in thousands)

	September 30, 2014	June 30, 2014	December 31, 2013	September 30, 2013
Assets	(Unaudited)	(Unaudited)		(Unaudited)
Cash and cash equivalents
Cash and cash items	$44,374	$67,924	$55,913	$68,228
Interest-earning deposits	62,466	134,611	224,592	2,482,882
Total cash and cash equivalents	106,840	202,535	280,505	2,551,110
Investment securities available-for-sale or trading	1,378,093	1,605,805	1,045,548	545,476
Loans held-for-sale	1,468,668	1,342,611	1,480,418	1,879,290
Loans repurchased with government guarantees	1,191,826	1,217,721	1,273,690	1,231,765
Loans held-for-investment, net
Loans held-for-investment	4,184,624	4,359,293	4,055,756	4,013,507
Less: allowance for loan losses	(301,000)	(306,000)	(207,000)	(207,000)
Total loans held-for-investment, net	3,883,624	4,053,293	3,848,756	3,806,507
Mortgage servicing rights	285,386	289,185	284,678	797,029
Repossessed assets, net	27,149	31,579	36,636	66,530
Federal Home Loan Bank stock	209,737	209,737	209,737	301,737
Premises and equipment, net	238,261	235,202	231,350	229,117
Net deferred tax asset	449,575	435,217	414,681	—
Other assets	386,251	310,229	301,302	399,254
Total assets	$9,625,410	$9,933,114	$9,407,301	$11,807,815
Liabilities and Stockholders' Equity
Deposits
Noninterest bearing	$1,299,405	$1,081,026	$930,060	$1,002,472
Interest bearing	5,934,991	5,562,883	5,210,266	5,646,813
Total deposits	7,234,396	6,643,909	6,140,326	6,649,285
Federal Home Loan Bank advances	150,000	1,031,705	988,000	2,907,598
Long-term debt	339,575	345,157	353,248	360,389
Representation and warranty reserve	57,000	50,000	54,000	174,000
Other liabilities	492,834	476,669	445,853	444,188
Total liabilities	8,273,805	8,547,440	7,981,427	10,535,460
Stockholders' Equity
Preferred stock	266,657	266,657	266,174	264,726
Common stock	563	562	561	561
Additional paid in capital	1,480,955	1,480,321	1,479,265	1,478,391
Accumulated other comprehensive income (loss)	(250)	6,821	(4,831)	4,429
Accumulated deficit	(396,320)	(368,687)	(315,295)	(475,752)
Total stockholders' equity	1,351,605	1,385,674	1,425,874	1,272,355
Total liabilities and stockholders' equity	$9,625,410	$9,933,114	$9,407,301	$11,807,815

Flagstar Bancorp, Inc. Consolidated Statements of Operations (Dollars in thousands, except per share data) (Unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2014	June 30, 2014	September 30, 2013	September 30, 2014	September 30, 2013
Total interest income	$75,094	$71,913	$78,807	$213,358	$258,854
Total interest expense	10,731	9,488	36,122	28,370	113,406
Net interest income	64,363	62,425	42,685	184,988	145,448
Provision for loan losses	8,097	6,150	4,053	126,567	56,030
Net interest income after provision for loan losses	56,266	56,275	38,632	58,421	89,418
Noninterest Income
Loan fees and charges	18,661	25,301	20,876	56,272	84,152
Deposit fees and charges	5,618	5,279	5,410	15,660	15,749
Net gain on loan sales	52,175	54,756	75,073	152,275	357,404
Loan administration income	5,599	6,195	1,454	18,826	2,752
Net return on the mortgage servicing asset	1,346	4,994	27,217	22,475	73,949
Net gain on sale of assets	4,874	3,537	98	10,626	2,120
Total other-than-temporary impairment (loss) gain	—	—	—	—	(8,789)
Loss recognized in other comprehensive income before taxes	—	—	—	—	—
Net impairment losses recognized in earnings	—	—	—	—	(8,789)
Representation and warranty reserve - change in estimate	(12,538)	(5,226)	(5,205)	(16,092)	(51,541)
Other noninterest income	9,453	7,648	9,373	2,583	63,402
Total noninterest income	85,188	102,484	134,296	262,625	539,198
Noninterest Expense
Compensation and benefits	53,503	55,218	61,552	174,291	209,696
Commissions	10,346	8,532	12,099	26,098	44,962
Occupancy and equipment	20,471	19,383	18,644	60,265	60,218
Asset resolution	13,666	17,934	16,295	43,108	48,661
Federal insurance premiums	5,633	6,758	7,910	17,402	26,941
Other taxes	—	—	—	—	—
Warrant expense (income)	—	—	—	—	—
Loss on extinguishment of debt	—	—	—	—
Loan processing expense	10,472	8,199	10,890	26,406	43,390
Legal and professional expense	15,044	13,524	19,593	39,826	64,822
Other noninterest expense	50,254	(8,195)	11,453	52,598	30,732
Total noninterest expense	179,389	121,353	158,436	439,994	529,422
(Loss) income before income taxes	(37,935)	37,406	14,492	(118,948)	99,194
(Benefit) provision for income taxes	(10,303)	11,892	220	(38,407)	(5,888)
Net (loss) income	(27,632)	25,514	14,272	(80,541)	105,082
Preferred stock dividend/accretion	—	—	(1,449)	(483)	(4,336)
Net (loss) income applicable to common stockholders	$(27,632)	$25,514	$12,823	$(81,024)	$100,746
(Loss) income per share
Basic	$(0.61)	$0.33	$0.16	$(1.79)	$1.61
Diluted	$(0.61)	$0.33	$0.16	$(1.79)	$1.59

Flagstar Bancorp, Inc.
Summary of Selected Consolidated Financial and Statistical Data
(Dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2014	June 30, 2014	September 30, 2013	September 30, 2014	September 30, 2013
Mortgage loans originated (1)	$7,186,856	$5,950,650	$7,737,143	$18,004,136	$31,042,635
Other loans originated	84,084	131,602	93,347	387,992	235,850
Mortgage loans sold and securitized	7,072,398	6,029,817	8,344,737	17,576,502	32,291,437
Interest rate spread - consolidated (2)	2.79%	2.87%	1.39%	2.84%	1.48%
Net interest margin - consolidated (3)	2.91	2.98	1.62	2.95	1.71
Average common shares outstanding	56,249,300	56,230,458	56,096,376	56,224,850	56,041,844
Average fully diluted shares outstanding	56,249,300	56,822,102	56,541,089	56,224,850	56,458,898
Average interest-earning assets	$8,814,713	$8,366,703	$10,564,417	$8,344,833	$11,311,033
Average interest paying liabilities	7,034,094	6,795,144	9,054,952	6,734,056	9,673,571
Average stockholders' equity	1,402,165	1,381,948	1,266,267	1,409,641	1,226,683
(Loss) return on average assets	(1.08)%	1.04%	0.42%	(1.10)%	1.03%
(Loss) return on average equity	(7.88)	7.38	4.05	(7.66)	10.95
Efficiency ratio	120.0	73.6	89.5	98.3	77.3
Efficiency ratio (adjusted) (4)	86.8	80.2	87.0	90.0	76.2
Equity-to-assets ratio (average for the period)	13.68	14.12	10.26	14.39	9.44
Charge-offs to average LHFI (5)	1.36	0.78	3.96	1.17	4.60

	September 30, 2014	June 30, 2014	December 31, 2013	September 30, 2013
Book value per common share	$19.28	$19.90	$20.66	$17.96
Number of common shares outstanding	56,261,652	56,238,925	56,138,074	56,114,572
Mortgage loans subserviced for others	$46,695,465	$43,103,393	$40,431,865	$—
Mortgage loans serviced for others	26,377,572	25,342,335	25,743,396	74,200,317
Weighted average service fee (basis points)	26.8	29.2	28.7	29.3
Capitalized value of mortgage servicing rights	1.08%	1.14%	1.11%	1.07%
Mortgage servicing rights to Tier 1 capital (4)	25.2	24.3	22.6	56.8
Ratio of allowance for loan losses to non-performing LHFI (5)	295.4	263.1	145.9	152.6
Ratio of allowance for loan losses to LHFI (5)	7.60	7.41	5.42	5.50
Ratio of non-performing assets to total assets (bank only)	1.40	1.54	1.95	1.74
Equity-to-assets ratio	14.04	13.95	15.16	10.78
Number of bank branches	106	106	111	111
Number of loan origination centers	32	32	39	45
Number of FTE employees (excluding loan officers and account executives)	2,492	2,481	2,894	3,069
Number of loan officers and account executives	233	260	359	359

(1)	Includes residential first mortgage and second mortgage loans.

(2)
Interest rate spread is the difference between the annualized yield earned on average interest-earning assets for the period and the annualized rate of interest paid on average interest-bearing liabilities for the period.

(3)	Net interest margin is the annualized effect of the net interest income divided by that period's average interest-earning assets.

(4)	See Non-GAAP reconciliation.

(5)	Excludes loans carried under the fair value option.

Average Balances, Yields and Rates
(Dollars in thousands)
(Unaudited)

	Three Months Ended
	September 30, 2014			June 30, 2014			September 30, 2013
	Average Balance	Interest	Annualized Yield/Rate	Average Balance	Interest	Annualized Yield/Rate	Average Balance	Interest	Annualized Yield/Rate
Interest-Earning Assets
Loans held-for-sale	$1,628,874	$17,949	4.41%	$1,516,813	$15,783	4.16%	$2,156,966	$22,348	4.14%
Loans repurchased with government guarantees	1,215,357	7,589	2.50%	1,237,491	7,970	2.58%	1,364,949	12,307	3.61%
Loans held-for-investment
Consumer loans (1)	3,185,208	30,725	3.84%	3,084,197	30,829	3.99%	3,412,909	34,711	4.06%
Commercial loans (1)	902,654	7,797	3.38%	818,674	7,328	3.54%	637,711	6,267	3.85%
Total loans held-for-investment	4,087,862	38,522	3.74%	3,902,871	38,157	3.90%	4,050,620	40,978	4.03%
Investment securities available-for-sale or trading	1,642,071	10,880	2.65%	1,541,215	9,885	2.57%	295,923	1,465	1.98%
Interest-earning deposits and other	240,550	154	0.25%	168,313	118	0.28%	2,695,959	1,709	0.25%
Total interest-earning assets	8,814,714	$75,094	3.39%	8,366,703	$71,913	3.43%	10,564,417	$78,807	2.98%
Other assets	1,437,898			1,417,105			1,775,102
Total assets	$10,252,612			$9,783,808			$12,339,519
Interest-Bearing Liabilities
Retail deposits
Demand deposits	$421,062	$147	0.14%	$426,458	$147	0.14%	$394,418	$183	0.18%
Savings deposits	3,274,268	5,482	0.66%	3,010,108	4,396	0.59%	2,815,893	4,268	0.60%
Money market deposits	261,740	134	0.20%	265,250	123	0.19%	314,459	144	0.18%
Certificate of deposits	891,308	1,682	0.75%	945,622	1,747	0.74%	1,787,318	4,068	0.90%
Total retail deposits	4,848,378	7,445	0.61%	4,647,438	6,413	0.55%	5,312,088	8,663	0.65%
Government deposits
Demand deposits	217,862	213	0.39%	155,286	153	0.39%	55,571	106	0.76%
Savings deposits	378,013	504	0.53%	301,243	397	0.53%	163,869	113	0.27%
Certificate of deposits	344,135	299	0.35%	341,767	276	0.32%	303,329	221	0.29%
Total government deposits	940,010	1,016	0.43%	798,296	826	0.41%	522,769	440	0.33%
Wholesale deposits	—	—	—%	—	—	—%	72,141	920	5.06%
Total deposits	5,788,388	8,461	0.58%	5,445,734	7,239	0.53%	5,906,998	10,023	0.67%
Federal Home Loan Bank advances	998,272	591	0.23%	1,100,437	600	0.22%	2,900,519	24,434	3.34%
Other	247,435	1,679	2.69%	248,973	1,649	2.66%	247,435	1,665	2.67%
Total interest-bearing liabilities	7,034,095	10,731	0.60%	6,795,144	9,488	0.56%	9,054,952	36,122	1.58%
Noninterest-bearing deposits	1,258,864			1,073,674			1,263,435
Other liabilities (2)	557,488			533,042			754,865
Stockholders' equity	1,402,165			1,381,948			1,266,267
Total liabilities and stockholder's equity	$10,252,612			$9,783,808			$12,339,519
Net interest-earning assets	$1,780,619			$1,571,559			$1,509,465
Net interest income		$64,363			$62,425			$42,685
Interest rate spread (3)			2.79%			2.87%			1.39%
Net interest margin (4)			2.91%			2.98%			1.62%
Ratio of average interest-earning assets to interest-bearing liabilities			125.3%			123.1%			116.7%
Total average deposits	$7,047,252			$6,521,509			$7,170,433

(1)
Consumer loans include: residential first mortgage, second mortgage, warehouse lending, HELOC and other consumer loans. Commercial loans include: commercial real estate, commercial and industrial, and commercial lease financing loans.

(2)	Includes company controlled deposits that arise due to the servicing of loans for others, which do not bear interest.

(3)	Interest rate spread is the difference between rate of interest earned on interest-earning assets and rate of interest paid on interest-bearing liabilities.

(4)	Net interest margin is net interest income divided by average interest-earning assets.

Average Balances, Yields and Rates
(Dollars in thousands)
(Unaudited)

	Nine Months Ended
	September 30, 2014			September 30, 2013
	Average Balance	Interest	Annualized Yield/Rate	Average Balance	Interest	Annualized Yield/Rate

Interest-Earning Assets
Loans held-for-sale	$1,482,150	$47,385	4.26%	$2,795,812	$71,357	3.40%
Loans repurchased with government guarantees	1,240,677	23,503	2.53%	1,558,495	40,532	3.47%
Loans held-for-investment
Consumer loans (1)	3,153,021	92,431	3.90%	3,795,003	116,625	4.10%
Commercial loans (1)	803,576	21,320	3.50%	668,189	20,798	4.10%
Total loans held-for-investment	3,956,597	113,751	3.82%	4,463,192	137,423	4.10%
Investment securities available-for-sale or trading	1,453,914	28,302	2.60%	294,722	5,397	2.44%
Interest-earning deposits and other	211,495	417	0.26%	2,198,812	4,145	0.25%
Total interest-earning assets	8,344,833	$213,358	3.40%	11,311,033	$258,854	3.05%
Other assets	1,451,384			1,681,689
Total assets	$9,796,217			$12,992,722
Interest-Bearing Liabilities
Retail deposits
Demand deposits	$422,165	$438	0.14%	$392,695	$627	0.21%
Savings deposits	3,053,225	13,210	0.58%	2,588,468	13,302	0.69%
Money market deposits	268,957	383	0.19%	349,016	697	0.27%
Certificate of deposits	941,036	5,240	0.74%	2,353,359	15,914	0.90%
Total retail deposits	4,685,383	19,271	0.55%	5,683,538	30,540	0.72%
Government deposits
Demand deposits	165,644	468	0.38%	89,416	327	0.49%
Savings deposits	297,587	1,111	0.50%	213,403	591	0.37%
Certificate of deposits	341,111	807	0.32%	395,499	1,372	0.46%
Total government deposits	804,342	2,386	0.40%	698,318	2,290	0.44%
Wholesale deposits	1,112	31	3.76%	75,973	2,850	5.01%
Total deposits	5,490,837	21,688	0.53%	6,457,829	35,680	0.74%
FHLB advances	995,271	1,725	0.23%	2,968,308	72,766	3.28%
Other	247,948	4,957	2.68%	247,435	4,960	2.68%
Total interest-bearing liabilities	6,734,056	28,370	0.56%	9,673,572	113,406	1.57%
Noninterest-bearing deposits	1,104,799			1,241,599
Other liabilities (2)	547,721			850,868
Stockholders' equity	1,409,641			1,226,683
Total liabilities and stockholder's equity	$9,796,217			$12,992,722
Net interest-earning assets	$1,610,777			$1,637,461
Net interest income		$184,988			$145,448
Interest rate spread (3)			2.84%			1.48%
Net interest margin (4)			2.95%			1.71%
Ratio of average interest-earning assets to interest-bearing liabilities			123.9%			116.9%
Total average deposits	$6,595,636			$7,699,427

(1)
Consumer loans include: residential first mortgage, second mortgage, warehouse lending, HELOC and other consumer loans. Commercial loans include: commercial real estate, commercial and industrial, and commercial lease financing loans.

(2)	Includes company controlled deposits that arise due to the servicing of loans for others, which do not bear interest.

(3)	Interest rate spread is the difference between rate of interest earned on interest-earning assets and rate of interest paid on interest-bearing liabilities.

(4)	Net interest margin is net interest income divided by average interest-earning assets.

Gain on Loan Sales and Securitizations
(Dollars in thousands)
(Unaudited)

	Three Months Ended
	September 30, 2014		June 30, 2014		September 30, 2013
Description
Valuation gain (loss)
Value of interest rate locks	$(24,294)	(0.34)%	$29,698	0.49%	$87,961	1.05%
Value of forward sales	23,145	0.33%	(31,534)	(0.52)%	(217,987)	(2.61)%
Fair value of loans held-for-sale	79,868	1.13%	126,399	2.10%	63,394	0.76%
Total valuation gains (losses)	78,719	1.12%	124,563	2.07%	(66,632)	(0.80)%

Sales (losses) gains
Marketing losses, net of adjustments	(2,392)	(0.04)%	(15,365)	(0.26)%	(52,120)	(0.63)%
Pair-off (losses) gains	(22,190)	(0.31)%	(52,708)	(0.87)%	197,544	2.37%
Provision for representation and warranty reserve	(1,961)	(0.03)%	(1,734)	(0.03)%	(3,719)	(0.04)%
Total sales (losses) gains	(26,543)	(0.38)%	(69,807)	(1.16)%	141,705	1.70%
Total gain on loan sales and securitizations	$52,176		$54,756		$75,073
Total mortgage rate lock commitments (gross)	$7,713,074		$8,187,881		$8,340,000
Total loan sales and securitizations	$7,072,398	0.74%	$6,029,817	0.91%	$8,344,737	0.90%
Total mortgage rate lock commitments (fallout-adjusted) (1)	$6,304,425	0.83%	$6,693,366	0.82%	$6,605,432	1.14%

	Nine Months Ended
	September 30, 2014		September 30, 2013
Description
Valuation gain (loss)
Value of interest rate locks	$16,428	0.09%	$(22,406)	(0.07)%
Value of forward sales	(25,015)	(0.14)%	(55,385)	(0.17)%
Fair value of loans held-for-sale	269,269	1.53%	129,905	0.40%
Total valuation gains	260,682	1.48%	52,114	0.16%

Sales (losses) gains
Marketing gains, net of adjustments	3,882	0.03%	2,491	0.02%
Pair-off gains (losses)	(107,364)	(0.61)%	317,387	0.98%
Provision for representation and warranty reserve	(4,925)	(0.03)%	(14,588)	(0.05)%
Total sales gains	(108,407)	(0.61)%	305,290	0.95%
Total gain on loan sales and securitizations	$152,275		$357,404
Total mortgage rate lock commitments volume	$21,940,826		$32,835,000
Total loan sales and securitizations	$17,576,502	0.87%	$32,291,437	1.11%
Total mortgage rate lock commitments (fallout-adjusted) (1)	$17,851,428	0.85%	$26,291,422	1.36%

(1)
Fallout-adjusted mortgage rate lock commitments are adjusted by a percentage of mortgage loans in the pipeline that are not expected to close based on previous historical experience and the level of interest rates. The net margin is based on net gain on loan sales to fallout-adjusted mortgage rate lock commitments.

Regulatory Capital - Bank
(Dollars in thousands)
(Unaudited)

	September 30, 2014		June 30, 2014		December 31, 2013		September 30, 2013
	Amount	Ratio	Amount	Ratio	Amount	Ratio	Amount	Ratio
Tier 1 leverage (to adjusted tangible assets) (1)	$1,134,429	12.38%	$1,188,936	12.52%	$1,257,608	13.97%	$1,402,423	11.98%
Total adjusted tangible asset base	$9,162,342		$9,493,531		$9,004,904		$11,708,635
Tier 1 capital (to risk weighted assets) (1)	$1,134,429	22.84%	$1,188,936	23.75%	$1,257,608	26.82%	$1,402,423	26.57%
Total capital (to risk weighted assets) (1)	1,199,410	24.14%	1,254,445	25.05%	1,317,964	28.11%	1,470,060	27.85%
Risk weighted asset base	$4,967,755		$5,006,897		$4,688,545		$5,275,254

(1)	Based on adjusted total assets for purposes of core capital and risk-weighted assets for purposes of total risk-based capital. These ratios are applicable to the Bank only.

Regulatory Capital - Bancorp
(Dollars in thousands)
(Unaudited)

	September 30, 2014		June 30, 2014		December 31, 2013		September 30, 2013
	Amount	Ratio	Amount	Ratio	Amount	Ratio	Amount	Ratio
Tier 1 leverage (to adjusted tangible assets) (1)	$1,146,187	12.50%	$1,195,494	12.59%	$1,280,532	14.21%	$1,435,658	12.25%
Total adjusted tangible asset base	$9,172,557		$9,495,500		$9,014,524		$11,723,683
Tier 1 capital (to risk weighted assets) (1)	$1,146,187	23.03%	$1,195,494	23.87%	$1,280,532	27.25%	$1,435,658	27.12%
Total capital (to risk weighted assets) (1)	1,211,976	24.35%	1,261,799	25.19%	1,341,616	28.55%	1,503,483	28.40%
Risk weighted asset base	$4,977,969		$5,008,866		$4,698,580		$5,293,302

(1)	Based on adjusted total assets for purposes of core capital and risk-weighted assets for purposes of total risk-based capital.

Loan Originations (Dollars in thousands) (Unaudited)
	Three Months Ended
	September 30, 2014		June 30, 2014		September 30, 2013
Consumer loans
Mortgage (1)	$7,186,856	98.8%	$5,950,650	97.8%	$7,737,142	98.8%
Other consumer (2)	28,678	0.4%	20,262	0.3%	24,811	0.3%
Total consumer loans	7,215,534	99.2%	5,970,912	98.2%	7,761,953	99.1%
Commercial loans (3)	55,406	0.8%	111,340	1.8%	68,537	0.9%
Total loan originations	$7,270,940	100.0%	$6,082,252	100.0%	$7,830,490	100.0%

	Nine Months Ended
	September 30, 2014		September 30, 2013
Consumer loans
Mortgage (1)	$18,004,136	97.9%	$31,042,635	99.3%
Other consumer (2)	66,540	0.4%	45,023	0.1%
Total consumer loans	18,070,676	98.3%	31,087,658	99.4%
Commercial loans (3)	321,452	1.7%	190,827	0.6%
Total loan originations	$18,392,128	100.0%	$31,278,485	100.0%

(1)	Includes residential first mortgage and second mortgage loans.

(2)	Other consumer loans include: Warehouse lending, HELOC and other consumer loans.

(3)	Commercial loans include: commercial real estate, commercial and industrial and commercial lease financing loans.

Loans Held-for-Investment
(Dollars in thousands)
(Unaudited)

	September 30, 2014		June 30, 2014		December 31, 2013		September 30, 2013
Consumer loans
Residential first mortgage	$2,224,734	53.1%	$2,352,965	53.9%	$2,508,968	61.9%	$2,478,599	61.8%
Second mortgage	153,891	3.7%	157,772	3.6%	169,525	4.2%	174,383	4.3%
Warehouse lending	594,526	14.2%	683,258	15.7%	423,517	10.4%	390,348	9.7%
HELOC	261,826	6.3%	268,655	6.2%	289,880	7.1%	307,552	7.7%
Other	31,612	0.8%	33,364	0.8%	37,468	0.9%	39,043	1.0%
Total consumer loans	3,266,589	78.1%	3,496,014	80.2%	3,429,358	84.5%	3,389,925	84.5%
Commercial loans
Commercial real estate	566,870	13.5%	523,006	12.0%	408,870	10.1%	420,879	10.4%
Commercial and industrial	341,312	8.2%	330,256	7.6%	207,187	5.1%	187,639	4.7%
Commercial lease financing	9,853	0.2%	10,017	0.2%	10,341	0.3%	15,064	0.4%
Total commercial loans	918,035	21.9%	863,279	19.8%	626,398	15.5%	623,582	15.5%
Total loans held-for-investment	$4,184,624	100.0%	$4,359,293	100.0%	$4,055,756	100.0%	$4,013,507	100.0%

Residential Loans Serviced
(Dollars in thousands)
(Unaudited)

	September 30, 2014		June 30, 2014		December 31, 2013		September 30, 2013
	Unpaid Principal Balance	Number of accounts	Unpaid Principal Balance	Number of accounts	Unpaid Principal Balance	Number of accounts	Unpaid Principal Balance	Number of accounts
Serviced for own loan portfolio (1)	$3,870,117	21,617	$4,068,682	26,614	$4,375,009	$28,069	$4,727,135	30,971
Serviced for others	26,377,572	122,788	25,342,335	127,409	25,743,396	131,413	74,200,317	369,368
Subserviced for others (2)	46,695,465	238,425	43,103,393	212,927	40,431,867	198,256	—	—
Total residential loans serviced (2)	$76,943,154	382,830	$72,514,410	366,950	$70,550,272	357,738	$78,927,452	400,339

(1)	Includes both loans held-for-investment (residential first mortgage, second mortgage and HELOC) and loans-held-for-sale (residential first mortgage).

(2)	Does not include temporary short-term subservicing performed as a result of sales of servicing-released mortgage servicing rights.

Allowance for Loan Losses
(Dollars in thousands)
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2014	June 30, 2014	September 30, 2013	September 30, 2014	September 30, 2013
Beginning balance	$306,000	$307,000	$243,000	$207,000	$305,000
Provision for loan losses	8,097	6,150	4,053	126,567	56,030
Charge-offs
Consumer loans
Residential first mortgage	(12,320)	(5,603)	(34,666)	(28,785)	(123,456)
Second mortgage	(645)	(1,145)	(1,534)	(2,858)	(5,522)
Warehouse lending	(74)	—	(45)	(74)	(45)
HELOC	(1,355)	(1,055)	(872)	(5,099)	(3,745)
Other	(565)	(479)	(1,341)	(1,505)	(2,627)
Total consumer loans	(14,959)	(8,282)	(38,458)	(38,321)	(135,395)
Commercial loans
Commercial real estate	(672)	(1,789)	(8,419)	(2,461)	(42,931)
Commercial and industrial	—	—	(302)	—	(302)
Total commercial loans	(672)	(1,789)	(8,721)	(2,461)	(43,233)
Total charge-offs	(15,631)	(10,071)	(47,179)	(40,782)	(178,628)
Recoveries
Consumer loans
Residential first mortgage	1,267	458	2,256	2,841	14,296
Second mortgage	204	95	348	383	825
Warehouse lending	58	—	—	58	—
HELOC	45	62	143	156	705
Other	768	370	470	1,458	844
Total consumer loans	2,342	985	3,217	4,896	16,670
Commercial loans
Commercial real estate	183	1,896	3,860	3,194	7,862
Commercial and industrial	9	40	49	78	66
Commercial lease financing	—	—	—	47	—
Total commercial loans	192	1,936	3,909	3,319	7,928
Total recoveries	2,534	2,921	7,126	8,215	24,598
Charge-offs, net of recoveries	(13,097)	(7,150)	(40,053)	(32,567)	(154,030)
Ending balance	$301,000	$306,000	$207,000	$301,000	$207,000
Net charge-off ratio (annualized) (1)	1.36%	0.78%	3.96%	1.17%	4.60%
Net charge-off ratio (annualized) also by loan type (1)
Residential first mortgage	1.92%	0.88%	4.99%	1.44%	5.14%
Second mortgage	1.78	4.08	2.67	3.24	4.67
HELOC and consumer	47.03	60.21	3.40	70.59	3.15
Warehouse	0.01	—	0.04	0.01	0.01
Commercial real estate	0.36	(0.08)	3.94	(0.19)	8.79
Commercial and industrial	(0.01)	(0.05)	0.58	(0.06)	0.23

(1)	Excludes loans carried under the fair value option.

Representation and Warranty Reserve
(Dollars in thousands)
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2014	June 30, 2014	September 30, 2013	September 30, 2014	September 30, 2013
Balance, beginning of period	$50,000	$48,000	$185,000	$54,000	$193,000
Provision
Charged to gain on sale for current loan sales	1,981	1,734	3,719	5,149	14,588
Charged to representation and warranty reserve - change in estimate	12,538	5,226	5,205	16,092	51,541
Total	14,519	6,960	8,924	21,241	66,129
Charge-offs, net	(7,519)	(4,960)	(19,924)	(18,241)	(85,129)
Balance, end of period	$57,000	$50,000	$174,000	$57,000	$174,000

Composition of Allowance for Loan Losses
(Dollars in thousands)
(Unaudited)

September 30, 2014	Collectively Evaluated Reserves	Individually Evaluated Reserves	Total
Consumer loans
Residential first mortgage	$157,198	$82,858	$240,056
Second mortgage	7,089	5,514	12,603
Warehouse lending	2,234	—	2,234
HELOC	17,453	1,179	18,632
Other	1,545	—	1,545
Total consumer loans	185,519	89,551	275,070
Commercial loans
Commercial real estate	20,584	—	20,584
Commercial and industrial	5,202	—	5,202
Commercial lease financing	144	—	144
Total commercial loans	25,930	—	25,930
Total allowance for loan losses	$211,449	$89,551	$301,000

June 30, 2014	Collectively Evaluated Reserves	Individually Evaluated Reserves	Total
Consumer loans
Residential first mortgage	$162,272	$86,918	$249,190
Second mortgage	7,561	6,094	13,655
Warehouse lending	2,557	—	2,557
HELOC	12,313	1,753	14,066
Other	2,030	—	2,030
Total consumer loans	186,733	94,765	281,498
Commercial loans
Commercial real estate	19,266	—	19,266
Commercial and industrial	5,096	—	5,096
Commercial lease financing	140	—	140
Total commercial loans	24,502	—	24,502
Total allowance for loan losses	$211,235	$94,765	$306,000

Non-Performing Loans and Assets
(Dollars in thousands)
(Unaudited)

	September 30, 2014	June 30, 2014	December 31, 2013	September 30, 2013
Non-performing loans	$72,361	$86,373	$98,976	$94,062
Non-performing TDRs	17,507	17,596	25,808	21,104
Non-performing TDRs at inception but performing for less than six months	17,076	16,193	20,901	23,638
Total non-performing loans held-for-investment	106,944	120,162	145,685	138,804
Real estate and other non-performing assets, net	27,149	31,579	36,636	66,530
Non-performing assets held-for-investment, net (1)	$134,093	$151,741	$182,321	$205,334

Ratio of non-performing assets to total assets (Bank only)	1.40%	1.54%	1.95%	1.74%
Ratio of non-performing loans held-for-investment to loans held-for-investment	2.56%	2.76%	3.59%	3.46%
Ratio of non-performing assets to loans held-for-investment and repossessed assets	3.18%	3.46%	4.46%	5.03%

(1)
Does not include non-performing loans held-for-sale of $18.0 million, $6.0 million, $0.8 million and $3.1 million at September 30, 2014, June 30, 2014, December 31, 2013 and September 30, 2013, respectively.

Asset Quality - Loans Held-for-Investment
(Dollars in thousands)
(Unaudited)

	30-59 Days Past Due	60-89 Days Past Due	Greater than 90 days	Total Past Due	Total Investment Loans
September 30, 2014
Consumer loans	$40,188	$12,139	$106,944	$159,271	$3,266,589
Commercial loans	5,489	—	—	5,489	918,035
Total loans	$45,677	$12,139	$106,944	$164,760	$4,184,624
June 30, 2014
Consumer loans	$42,840	$8,978	$120,162	$171,980	$3,496,014
Commercial loans	—	—	—	—	863,279
Total loans	$42,840	$8,978	$120,162	$171,980	$4,359,293
December 31, 2013
Consumer loans	$41,013	$20,732	$144,185	$205,930	$3,429,358
Commercial loans	—	—	1,500	1,500	626,398
Total loans	$41,013	$20,732	$145,685	$207,430	$4,055,756
September 30, 2013
Consumer loans	$51,176	$18,244	$123,289	$192,709	$3,389,925
Commercial loans	—	208	15,515	15,723	623,582
Total loans	$51,176	$18,452	$138,804	$208,432	$4,013,507

Troubled Debt Restructurings
(Dollars in thousands)
(Unaudited)

	TDRs
	Performing	Non-performing	Non-performing TDRs at inception but performing for less than six months	Total
September 30, 2014
Consumer loans	$365,553	$17,507	$17,076	$400,136
Commercial loans	418	—	—	418
Total TDRs	$365,971	$17,507	$17,076	$400,554
June 30, 2014
Consumer loans	$371,562	$17,596	$16,193	$405,351
Commercial loans	432	—	—	432
Total TDRs	$371,994	$17,596	$16,193	$405,783
December 31, 2013
Consumer loans	$382,529	$25,808	$20,901	$429,238
Commercial loans	456	—	—	456
Total TDRs	$382,985	$25,808	$20,901	$429,694
September 30, 2013
Consumer loans	$387,671	$21,104	$21,353	$430,128
Commercial loans	268	—	2,284	2,552
Total TDRs	$387,939	$21,104	$23,637	$432,680

Non-GAAP Reconciliation
(Dollars in thousands)
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2014	June 30, 2014	September 30, 2013	September 30, 2014	September 30, 2013
Efficiency ratio (adjusted)
Net interest income (a)	$64,363	$62,425	$42,685	$184,988	$145,448
Noninterest income (b)	85,188	102,484	134,296	262,625	539,198
Less provisions:
Representation and warranty reserve - change in estimate	12,538	5,226	5,205	16,092	51,541
Significant items:
Net impairment loss recognized through earnings	—	—	—	—	8,789
Other noninterest income	—	(10,000)	—	(10,000)	(36,854)
Adjusted income (c)	$162,089	$160,135	$182,186	$453,705	$708,122
Noninterest expense (d)	$179,389	$121,353	$158,436	$439,994	$529,422
Significant items:
Other noninterest expense	(38,616)	7,121	—	(31,495)	10,000
Adjusted noninterest expense (e)	$140,773	$128,474	$158,436	$408,499	$539,422
Efficiency ratio (d/(a+b))	120.0%	73.6%	89.5%	98.3%	77.3%
Efficiency ratio (adjusted) (e/c)	86.8%	80.2%	87.0%	90.0%	76.2%

	September 30, 2014	June 30, 2014	December 31, 2013	September 30, 2013
Non-performing assets / Tier 1 capital + allowance for loan losses
Non-performing assets	$134,093	$151,741	$182,321	$205,334
Tier 1 capital (1)	1,134,429	1,188,936	1,257,608	1,402,423
Allowance for loan losses	301,000	306,000	207,000	207,000
Tier 1 capital + allowance for loan losses	$1,435,429	$1,494,936	$1,464,608	$1,609,423
Non-performing assets / Tier 1 capital + allowance for loan losses	9.3%	10.2%	12.4%	12.8%

Mortgage servicing rights to Tier 1 capital ratio	September 30, 2014	June 30, 2014	December 31, 2013	September 30, 2013
Mortgage servicing rights	$285,386	$289,185	$284,678	$797,029
Tier 1 capital (to adjusted total assets) (1)	1,134,429	1,188,936	1,257,608	1,402,423
Mortgage servicing rights to Tier 1 capital ratio	25.2%	24.3%	22.6%	56.8%

(1)	Represents Tier 1 capital for Bank.

	Quarter ended September 30, 2014			Quarter ended June 30, 2014
Operating Income / Expense	As Reported	Significant Items	Operating	As Reported	Significant Items	Operating

Net interest income after provision for loan losses	$56,266	$—	$56,266	$56,275	$—	$56,275
Noninterest Income
Loan fees and charges (1)	18,661		18,661	25,301	(10,000)	15,301
Representation and warranty reserve - change in estimate (2)	(12,538)	10,375	(2,163)	(5,226)		(5,226)
All other noninterest income	79,065		79,065	82,409		82,409
Total noninterest income	85,188	10,375	95,563	102,484	(10,000)	92,484
Noninterest Expense
Legal and professional expense (3)	15,044	(1,116)	13,928	13,524	(2,879)	10,645
Other noninterest expense (4)	50,254	(37,500)	12,754	(8,195)	10,000	1,805
All other noninterest expense	114,091		114,091	116,024		116,024
Total noninterest expense	179,389	(38,616)	140,773	121,353	7,121	128,474
(Loss) income before income taxes	(37,935)	48,991	11,056	37,406	(17,121)	20,285
(Benefit) provision for income taxes	(10,303)	13,646	3,343	11,892	(5,992)	5,900
Net (loss) income	(27,632)	35,345	7,713	25,514	(11,129)	14,385
Preferred stock dividend/accretion	—	—	—	—	—	—
Net (loss) income applicable to common stockholders	$(27,632)	$35,345	$7,713	$25,514	$(11,129)	$14,385

(Loss) income per share
Basic	$(0.61)	$0.60	$(0.01)	$0.33	$(0.19)	$0.14
Diluted	$(0.61)	$0.60	$(0.01)	$0.33	$(0.20)	$0.13

(1)	Significant item for benefit for contract renegotiation for the second quarter 2014 located in loan fees and charges.

(2)	Significant item for charge for government loan indemnification for the third quarter 2014 located in representation and warranty reserve-change in estimate.

(3)	Significant item for charge for CFPB CID - related costs for the third and second quarter of 2014 located in legal and professional expense.

(4)	Significant item for charge for CFPB settlement for the third quarter 2014 located in other noninterest expense.

The Bank currently calculates risk-based capital ratios under guidelines adopted by the OCC based on the 1988 Capital Accord ("Basel I") of the Basel Committee on Banking Supervision (the "Basel Committee"). In December 2010, the Basel Committee released its final framework for Basel III, which will strengthen international capital and liquidity regulations. When fully phased-in, Basel III will increase capital requirements through higher minimum capital levels as well as through increases in risk-weights for certain exposures. Additionally, the final Basel III rules place greater emphasis on common equity. In October 2013, the OCC and Federal Reserve released final rules detailing the U.S. implementation of Basel III and the application of the risk-based and leverage capital rules to top-tier savings and loan holding companies. The Company will begin transitioning to the Basel III framework in January 2015 subject to a phase-in period extending through January 2019. The Company is currently evaluating the impact of the final Basel III rules. Accordingly, the calculations provided below are estimates.

September 30, 2014	Common Equity Tier 1 (to Risk Weighted Assets)	Tier 1 Leverage (to Adjusted Tangible Assets) (1)
Flagstar Bank (the Bank)
Regulatory capital – Basel I to Basel III (fully phased-in) (2)
Basel I capital	$1,134,429	$1,134,429
Increased deductions related to deferred tax assets, mortgage servicing assets, and other capital components	(136,389)	(136,389)
Basel III (fully phased-in) capital (2)	$998,040	$998,040
Risk-weighted assets – Basel I to Basel III (fully phased-in) (2)
Basel I assets	$4,967,755	$9,162,342
Net change in assets	94,479	491,646
Basel III (fully phased-in) assets (2)	$5,062,234	$9,653,988
Capital ratios
Basel I (3)	22.84%	12.38%
Basel III (fully phased-in) (2)	19.72%	10.34%

(1)	The definition of total assets used in the calculation of the Tier 1 Leverage ratio changed from ending total assets under Basel I to quarterly average total assets under Basel III.

(2)	Basel III information is considered estimated and not final at this time as the Basel III rules continue to be subject to interpretation by U.S. Banking Regulators.

(3)	The Bank is currently subject to the requirements of Basel I.